Exhibit 99.1

Contacts:	Blackboard	Providence Equity
	Michael J. Stanton	Andrew Cole/Jonathan Doorley
	202-463-4860, Ext. 2305	Sard Verbinnen & Co
	Matt Maurer	212-687-8080
202-463-4860, Ext. 2637
Blackboard to be Acquired by Providence Equity Partners for $45.00 per share in Cash or $1.64 Billion
•	Transaction Represents 21% Premium to Company’s “Unaffected” Stock Price

•	Blackboard to become a privately held company
Washington DC — July 1, 2011 — Blackboard Inc. (NASDAQ: BBBB) today announced it has entered into a definitive agreement under which Blackboard will be acquired by an investor group led by affiliates of Providence Equity Partners (“Providence”) in an all-cash transaction valued at approximately $1.64 billion, plus the assumption of approximately $130 million in net debt.
Pursuant to the terms of the agreement, Blackboard’s stockholders will receive $45.00 in cash for each share of Blackboard common stock. The transaction represents a 21 percent premium over the closing price of $37.16 per share on April 18, 2011, the day before Blackboard publicly announced that it was evaluating strategic alternatives.
The agreement between Blackboard and Providence concludes a process that began in March 2011, when Blackboard’s Board of Directors formed a Transaction Committee consisting of independent Directors to conduct a comprehensive review of strategic alternatives that included discussions with potential strategic and financial buyers. Acting upon the recommendation of the Transaction Committee, and in consultation with the Transaction Committee’s outside financial and legal advisors, the Board unanimously approved the transaction and recommends that Blackboard’s stockholders adopt the acquisition agreement.
Joseph Cowan, Chairman of the Transaction Committee, stated “We believe this agreement provides a meaningful and immediate cash premium for all our stockholders and recommend that they support the proposed transaction.”
“This compelling transaction is the result of a comprehensive evaluation of our strategic alternatives, and we firmly believe it delivers significant value to all Blackboard stockholders,” said Michael Chasen, Blackboard’s President and Chief Executive Officer. “In Providence, we will have a partner who brings a deep understanding of the international education marketplace and shares our vision of providing educators with exceptional technology solutions and services to meet their evolving needs over the long-term. We look forward to welcoming Providence to the Blackboard team.”
“We are very familiar with Blackboard through our extensive education investments over the years and have tremendous respect for what the Blackboard team has accomplished,” said Peter Wilde, a Managing Director at Providence. “Given its exceptional brand, technologies, client base and the depth of its team, we believe Blackboard will continue to drive and benefit from the increasing penetration of digital technologies and content in schools around the world. We are excited to put our resources and hands-on experience in the education and communications sectors toward supporting Blackboard’s growth over the long-term.”
Providence is the leading global private equity firm focused on media, communications, information services and education investments. The firm’s current education industry investments include Archipelago Learning, Ascend Learning, Catalpa, Edline, Education Management Corporation and Study Group.
The transaction is subject to approval of a majority of the outstanding shares of Blackboard common stock and other customary closing conditions and regulatory approvals. The transaction is anticipated to close during the fourth quarter of 2011. Upon closing, Blackboard will become a privately held company, remain headquartered in Washington, DC and continue to be led by its existing senior management team.
The transaction will be financed through a combination of equity and debt. BofA Merrill Lynch, Deutsche Bank and Morgan Stanley provided debt financing commitments.
Barclays Capital acted as financial advisor to the Board of Directors and provided a fairness opinion in connection with the transaction. Dewey & LeBoeuf LLP acted as legal advisor to the Board of Directors in connection with the transaction. Weil, Gotshal & Manges LLP served as legal counsel to Providence in connection with the transaction.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
About Providence Equity Partners
Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, communications, information services and education companies around the world. The principals of Providence manage funds with $23 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in

1989. Providence is headquartered in Providence, RI (USA) and has offices in New York, London, Los Angeles, Hong Kong and New Delhi. Visit www.provequity.com for more information.
Additional Information and Where to Find It
Blackboard intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Blackboard and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, BLACKBOARD’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Blackboard with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Blackboard by contacting Blackboard’s Investor Relations Department (i) by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com.
Participants in the Solicitation
Blackboard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Blackboard’s stockholders in connection with the proposed transaction. Information about Blackboard’s directors and executive officers is set forth in Blackboard’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 18, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Blackboard by contacting Blackboard’s Investor Relations Department (i) by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Blackboard intends to file with the SEC.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals and approval by Blackboard’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the transaction itself); and other risks described in Blackboard’s filings with the SEC, including the factors discussed in the “Risk

Factors” section of our Form 10-K filed on February 18, 2011 and Form 10-Q filed on May 9, 2011. In addition, the forward-looking statements included in this press release represent Blackboard’s estimates, projections, assumptions and views as of July 1, 2011. Blackboard anticipates that subsequent events and developments will cause Blackboard’s views to change. However, while Blackboard may elect to update these forward-looking statements at some point in the future, Blackboard specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Blackboard’s views as of any date subsequent to July 1, 2011.
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